BGSF, Inc. Reports Third Quarter 2023 Financial Results
Announces 36th Consecutive Quarterly Dividend
Quarterly Revenues Up 6%
Generated $15 Million of Operating Cash Flow Year-to-Date

PLANO, Texas – (November 8, 2023) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today reported financial results for the third quarter ended October 1, 2023.

Q3 2023 Highlights from Continuing Operations:
•Revenues were $83.5 million, up 6.3% from 2022. Property Management sales grew organically by 8.2% versus the prior year quarter. Professional revenues grew by 5.0%, including acquired revenues, partially offset by an organic contraction of 20.6%, compared to the prior year.

•Gross profit was $30.0 million, up 7.1% from 2022. Gross profit margins increased to 35.9% in 2023, from 35.7% in 2022.
•Net income from continuing operations was $2.6 million, or $0.24 per diluted share, compared to $4.7 million in 2022, primarily due to increased acquisition amortization and interest expense.

•Adjusted EBITDA1 from continuing operations was $7.9 million (9.4% of revenues), vs. $8.0 million in 2022.
•Adjusted EPS1 from continuing operations was $0.36 per diluted share, vs. $0.48 per diluted share in 2022.

Nine Month 2023 Highlights from Continuing Operations2:
•Revenues were $239.6 million, up 8.3% from 2022.
•Gross profit was $86.3 million, up 12.9% from 2022. Gross profit margins increased to 36.0% in 2023, from 34.6% in 2022.
•Operating income (loss) in 2023 includes a non-cash impairment of $22.5 million related to trade name intangible assets from the rebranding to BGSF for all entities. The after-tax impact was $17.1 million or $1.59 per diluted share, using the year-to-date effective tax rate.
•Net loss from continuing operations was $11.2 million, or $1.04 per diluted share, compared to net income of $9.8 million in 2022, primarily due to trade name impairment and increased acquisition amortization and interest expense.
•Adjusted EBITDA1 from continuing operations was $19.6 million (8.2% of revenues), vs. $17.4 million in 2022.
•Adjusted EPS1 from continuing operations was $0.93 per diluted share in 2023, vs. $1.05 per diluted share in 2022.
1Non-GAAP financial measure. See reconciliation below for details.
22023 operation results includes twenty-three weeks of Arroyo Consulting and thirty-nine weeks of Horn Solutions.

Beth A. Garvey, Chair, President, and Chief Executive Officer, stated, “Our performance for the third quarter reflects the continued progression of our long-term strategic plans to grow through a combination of organic and inorganic revenues, and by diversifying into higher value, specialized property management and professional consulting that drive improving gross margins. Total third quarter revenues grew by 6.3% to $83.5 million through a combination of acquired revenues and organic growth in property management, partially offset by sales softness on the professional side. For the first nine months of the year, we generated net cash from operations of $15 million.

“Despite a challenging and uncertain macro environment, we continue to focus on our controllable initiatives to drive long-term shareholder value and cash flow to fund additional growth and generate sustainable returns to shareholders through our quarterly cash dividends,” concluded Garvey.

Q3 2023 Cash Dividend Declared:
The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on November 28, 2023 to all shareholders of record as of the close of business on November 20, 2023. This marks the 36st consecutive quarterly dividend.

Conference Call
BGSF will discuss its third fiscal quarter and nine month 2023 financial results during a conference call and webcast at 9:00 a.m. ET on November 9, 2023. Interested participants may dial 1-877-317-6789 (Toll Free) or 1-412-317-6789 (International). A replay of the call will be available until November 16, 2023. To access the replay, please dial 1-877-344-7529 (Toll Free), or 1-412-317-0088 (International) and enter access code 2158975. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Services, and Property Management (formally known as Real Estate which includes apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 121st largest U.S. staffing company and the 52nd largest IT staffing firm in 2023. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at https://bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

BGSF, Inc.
GAAP Financial Measures

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating income (loss) from continuing operations by reportable segment to consolidated results for the periods indicated.

Results of Operations
(in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022
Revenues	$83,484	$78,508	$239,600	$221,139
Cost of services	53,505	50,508	153,263	144,649
Gross profit	29,979	28,000	86,337	76,490
Selling, general and administrative expenses	22,679	20,386	68,475	60,001
Impairment losses	—	—	22,545	—
Depreciation and amortization	2,033	1,145	5,729	2,966
Operating income (loss)	5,267	6,469	(10,412)	13,523
Interest expense, net	(1,672)	(376)	(4,375)	(718)
Income (loss) from continuing operations before income taxes	3,595	6,093	(14,787)	12,805
Income tax (expense) benefit from continuing operations	(955)	(1,441)	3,565	(2,961)
Income (loss) from continuing operations	2,640	4,652	(11,222)	9,844
Income from discontinued operations:
Income	—	—	—	1,235
Gain on sale	—	—	—	17,266
Income tax expense	—	—	—	(4,716)
Net income (loss)	$2,640	$4,652	$(11,222)	$23,629

Net income (loss) per share - diluted
Net income (loss) from continuing operations	$0.24	$0.44	$(1.04)	$0.93
Net income from discontinued operations:
Income	—	—	—	0.12
Gain on sale	—	—	—	1.65
Income tax expense	—	—	—	(0.45)
Net income (loss) per share - diluted	$0.24	$0.44	$(1.04)	$2.25

Weighted-average shares outstanding:
Basic	10,791	10,492	10,753	10,465
Diluted	10,803	10,533	10,753	10,511

Business Segments
(in thousands)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	October 1, 2023		September 25, 2022		October 1, 2023		September 25, 2022
Revenue:
Property Management	$35,976	43%	$33,241	42%	$95,453	40%	$89,137	40%
Professional	47,508	57%	45,267	58%	144,147	60%	132,002	60%
Total	$83,484	100%	$78,508	100%	$239,600	100%	$221,139	100%

Gross profit:
Property Management	$14,197	47%	$13,548	48%	$38,196	44%	$35,093	46%
Professional	15,782	53%	14,452	52%	48,141	56%	41,397	54%
Total	$29,979	100%	$28,000	100%	$86,337	100%	$76,490	100%

Operating income (loss):
Property Management	$7,212		$6,148		$17,676		$15,000
Professional - without impairment losses	3,253		5,172		9,666		12,458
Professional - impairment losses	—		—		(22,545)		—
Home office	(5,198)		(4,851)		(15,209)		(13,935)
Total	$5,267		$6,469		$(10,412)		$13,523

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our balance sheets and statements of cash flows.

Condensed Balance Sheets
(in thousands)

	October 1, 2023	January 1, 2023
Assets
Current assets	$72,689	$76,162
Property and equipment, net	1,603	2,081
Intangible assets, net	31,619	47,552
Goodwill	58,453	55,193
Other	19,310	13,685
Total assets	$183,674	$194,673
Liabilities and stockholders' equity
Line of credit, current	$26,666	$—
Long-term debt, current portion	35,000	4,000
Other current	25,582	24,207
Line of credit	—	22,303
Long-term debt, less current portion	4,368	40,368
Contingent consideration	3,309	—
Other long-term	2,833	3,059
Total liabilities	97,758	93,937
Total stockholders' equity	85,916	100,736
Total liabilities and stockholders' equity	$183,674	$194,673

Working Capital
(in thousands)
	October 1, 2023	January 1, 2023
Working capital	$(14,559)	$47,955
Working capital ratio	0.83	2.70

Condensed Statements of Cash Flows
(in thousands)
	Thirty-nine Weeks Ended
	October 1, 2023	September 25, 2022
Net cash provided by (used in) continuing operations:
Operating activities	$15,094	$(5,557)
Investing activities	(8,759)	25,633
Financing activities	(6,335)	(17,888)
Net change in cash used in discontinued operations	—	(2,300)
Net change in cash and cash equivalents	$—	$(112)

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as impairment losses and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA
(in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Trailing Twelve Months Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022	October 1, 2023
Income (loss) from continuing operations	$2,640	$4,652	$(11,222)	$9,844	$(9,805)
Income tax expense (benefit) from continuing operations	955	1,441	(3,565)	2,961	(2,866)
Interest expense, net	1,672	376	4,375	718	5,019
Operating income (loss)	5,267	6,469	(10,412)	13,523	(7,652)
Depreciation and amortization	2,033	1,145	5,729	2,966	6,816
Impairment losses	—	—	22,545	—	22,545
Share-based compensation	408	411	844	865	1,064
Transaction fees	149	6	901	6	1,166
Adjusted EBITDA from continuing operations	$7,857	$8,031	$19,607	$17,360	$23,939
Adjusted EBITDA Margin (% of revenue)	9.4%	10.2%	8.2%	7.9%	7.6%

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.
Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022

Net income (loss) from continuing operations per diluted share	$0.24	$0.44	$(1.04)	$0.93
Acquisition amortization	0.15	0.05	0.42	0.16
Impairment losses	—	—	2.10	—
Transaction fees	0.01	—	0.08	—
Income tax expense adjustment	(0.04)	(0.01)	(0.63)	(0.04)
Adjusted EPS from continuing operations	$0.36	$0.48	$0.93	$1.05